UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 Avenue of the Stars, Suite 435, Los Angeles, California		90067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective December 9, 2008, Rowland W. Day II will no longer receive his $7,500 payment as Chairman of the Board.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Susan E. Etzel has become Chief Accounting Officer of Clearant, Inc. effective December 9, 2008. Ms. Etzel, age 34, has been Controller of Clearant, Inc. from July 2005 to Present. From September 2004 until July 2005, Ms. Etzel served as Manager of Financial Reporting for Digital Insight, Inc. a provider of online banking solutions for midsized banks and credit unions. From May 2000 to September 2004, she served as Assistant Controller of Knowledge Universe, Inc. a leading global education company. From 1999 to 2000, Ms. Etzel served as a Financial Analyst of Paramount Pictures in the TV Finance group. From 1996 to 1999 she practiced public accounting with Arthur Andersen. Ms. Etzel received a Bachelor of Business Economics with an emphasis in Accounting from the University of California, Santa Barbara. She is also a Certified Public Accountant.

There are no family relationships between any of our directors or executive officers. None of the directors has had a material interest in any of our transactions since the beginning of our last fiscal year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

December 9, 2008	By:	Jon Garfield

Name: Jon Garfield
Title: Chief Executive Officer and Chief Financial Officer